UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

April 28, 2015

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or Telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET:

http://www.cstproxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.optimumbank.com/stockholder-information/

Have your Proxy Card in hand and follow the instructions.

VOTE BY TELEPHONE:

1-866-894-0537 via touchtone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call 1-866-894-0537

Have your Proxy Card in hand and follow the instructions.

April 7, 2015

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of OptimumBank Holdings, Inc., which will be held at the executive offices of OptimumBank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on Tuesday, April 28, 2015, at 10:00 a.m.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Also enclosed is a copy of our Annual Report on Form 10-K for 2014, which contains important information about our company.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you need directions to the annual meeting, please call our offices at (954) 900-2805.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of our company.

Sincerely,

Moishe Gubin
Director

OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 28, 2015

To the Shareholders:

The annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held at the executive offices of OptimumBank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on April 28, 2015, at 10:00 a.m. for the following purposes:

1.   To elect two (2) directors;

2.   To approve an amendment to the Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 15, 2016;

3.   To approve an amendment to the Company’s 2011 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares;

4.   To ratify the selection of Hacker, Johnson & Smith PA as the Company’s independent auditor for fiscal year 2015; and

5.   To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 27, 2015, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Moishe Gubin
Director

Fort Lauderdale, Florida

April 7, 2015

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2015. Our Proxy Statement and Annual Report on Form 10-K for 2014 are available at http://www.optimumbank.com/stockholder-information/

OPTIMUMBANK HOLDINGS, INC.

2477 EAST COMMERCIAL BOULEVARD

FORT LAUDERDALE, FLORIDA 33308

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

APRIL 28, 2015

This Proxy Statement will be first mailed to shareholders on or about April 7, 2015. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Tuesday, April 28, 2015, at the executive offices of OptimumBank (the “Bank”), 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on March 27, 2015 will be entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 9,527,459 outstanding shares of common stock held of record by approximately 831 shareholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on April 28, 2015 at 10:00 a.m. (local time), at the executive offices of the Bank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on March 27, 2015 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on four items:

1.   The election of two (2) Directors (see page 6);

2.   The approval of an amendment to the Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 15, 2016 (see page 10);

3.   The approval of an amendment to the Company’s 2011 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares (see page 14); and

4.   The ratification of the appointment of Hacker, Johnson & Smith, PA as the Company’s independent registered public accounting firm for the 2015 fiscal year (see page 19).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-866-894-0537.

•	By internet at http://www.cstproxyvote.com

•     If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet or telephone?

Internet and telephone voting is available through 11:59 p.m. (Eastern Daylight Time) on Monday, April 27, 2015 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1.      FOR each of the persons nominated by the Board of Directors to serve as Directors;

2.     FOR the approval of the amendment to the Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 15, 2016;

3.     FOR the approval of an amendment to the Company’s 2011 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares; and

4.     FOR the ratification of the appointment of Hacker, Johnson & Smith, PA as independent registered public accounting firm for the 2015 fiscal year.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Joel Klein of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 9,527,459 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 4,763,730 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the amendment to the Stock Purchase Agreement between the Company and Mr. Gubin (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For the approval of the amendment to the 2011 Equity Incentive Plan (Proposal No. 3), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For the ratification of the appointment of Hacker, Johnson & Smith, PA (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on March 27, 2015 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for Director named in this proxy statement;

•	FOR the approval of the amendment to the Stock Purchase Agreement between the Company and Mr. Gubin in order to extend the outside closing date to April 15, 2016;

•	FOR the approval of the amendment to the Company’s 2011 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 550,000 shares to 1,050,000 shares; and

•	FOR ratification of the appointment of Hacker, Johnson & Smith, PA as the independent registered public accounting firm for the Company for the 2015 fiscal year.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:

Anya Broadhurst

(954) 900-2805

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of two members, both of whom are to be elected at the annual meeting. Directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified. All of the nominees are current Directors. The Board of Directors has nominated both of the current Directors for election at the 2015 annual meeting.

On December 12, 2014, Sam Borek, one of the Directors of the Company, passed away. Mr. Borek had served as a Director for more than 13 years. The Company is currently seeking additional candidates to serve as Directors.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s Directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 38, has served as Director of the Company and OptimumBank since March 2010. Mr. Gubin is Chief Executive Officer of Strawberry Fields REIT, a real estate holding company, which owns properties in multiple states. Since 2009, he has served as the chief executive officer of United Rx, LLC, a long term care pharmacy, and since November 2003, his primary occupation has been the ownership and financial management of skilled nursing facilities located in Indiana and Illinois. Since 2005, he has served as the chief financial officer and principal of New York Boys Management, LLC, located in South Bend, Indiana. Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder of the Midwest Torah Center Inc., a non-profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010.

Joel Klein, age 68, became a Director of the Company and OptimumBank in February 2012. Mr. Klein has been retired since 2011. From 2006 until 2010, he served as Chief Financial Officer for Chicago-based Taxi Affiliation Services, LLC, a company that provides support services to transportation companies in five states and over twenty separate municipalities. Between 1994 and 2005, he was a vice president at The Stamford Group, Inc., a Connecticut based provider of investment and merchant banking services. Prior to his service with The Stamford Group, Mr. Klein served in various financial management capacities, including Chief Financial Officer, Controller, and Senior Accountant with various firms, including Equilease Corporation, Choice Drug Systems, Inc., The Leasing Equipment Group, Ltd., I.C. Herman & Co., Goldstein, Golub, Kessler & Co. CPA’s, and Brout, Isaacs & Co. CPA’s. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that Moishe Gubin, and Joel Klein both meet the standards of independence under the listing standards of NASDAQ Stock Market (“NASDAQ”).

The Board of Directors Meetings and Committees

OptimumBank Holdings’ Board of Directors met 16 times during 2014. The independent directors did not meet in executive session without management during 2014. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of Moishe Gubin (Chairman) and Joel Klein, each of whom is independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met once during 2014 and operates under a written charter. A copy of the current Compensation Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance/.

In 2014, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

Prior to March 27, 2014, the Company had no formal nominating committee. Prior to that time, the independent directors of the Company performed the functions of a nominating committee. The Company established a formal nominating committee and adopted a charter on March 28, 2014. The current members of the committee are Messrs. Gubin and Klein.

The new charter provides for the independent directors to evaluate new candidates and current directors, and recommend candidates to the Board to fill vacancies occurring between annual shareholder meetings. A copy of the charter for the Nominating Committee can be viewed on the Company’s website at www.optimumbank.com/ information-center/corporate-governance.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The independent directors, acting in their capacity as the nominating committee, held one meeting during 2014.

The Nominating Committee will initially consider nominating the Company’s existing directors for re-election to the Board as appropriate or to other director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2016 annual meeting, recommendations must be received by December 9, 2015. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules.

Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of two non-employee directors consisting of Joel Klein (Chairman) and Moishe Gubin. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board has determined that each member of the Audit Committee is financially literate and independent in accordance with the more stringent NASDAQ listing standards applicable to audit committee members. The Board also has determined that both Moishe Gubin and Joel Klein are “audit committee financial experts” as defined by SEC rules. The Audit Committee met 13 times during 2014. A Report from the Audit Committee is included on page 19.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the directors attended the 2014 annual meeting.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc. at 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, Attention: Anya Broadhurst. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Board Leadership Structure and Role in Risk Oversight

The Company’s policy is to separate the roles of chairman and chief executive officer of the Company. At the present time, the Company does not have any person serving as the Chairman of the Board.

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND MR. GUBIN IN ORDER TO EXTEND THE OUTSIDE CLOSING DATE TO APRIL 15, 2016

Summary of the Gubin Transaction

On March 22, 2013, the Company and Moishe Gubin entered into an amended and restated stock purchase agreement (the “Stock Purchase Agreement”), which provided for the issuance and sale of 1,833,333 shares of Company’s common stock to Mr. Gubin at a price of $1.20 per share (the “Gubin Transaction”). This agreement provided for an outside closing date of April 30, 2014, which was subsequently extended to April 30, 2015.

The Company and Mr. Gubin have agreed to enter into an amendment to the Stock Purchase Agreement to extend the outside closing date until April 15, 2016 (the “Amendment”).

The purpose of the Amendment is to provide Mr. Gubin with additional time to obtain regulatory approvals of his purchase of shares under the Stock Purchase Agreement. Mr. Gubin previously filed applications with the Federal Reserve and the State of Florida Office of Financial Regulation in order to obtain the required approvals. At the request of these agencies, the applications were withdrawn. Mr. Gubin plans to file amended applications later in 2015. There can be no assurance that such applications will be approved.

If the Gubin transaction is consummated, the Company would receive proceeds from the transaction of $2,200,000. The Company would also grant Mr. Gubin certain registration rights in connection with the purchase of the shares pursuant to the terms of a registration rights agreement to be entered into at the closing. Substantially all the proceeds from the Gubin Transaction will be utilized by the Company to increase the capital of the Bank.

As of March 27, 2015, the Company had 9,527,459 outstanding shares of common stock, including 769,340 shares that were owned by Mr. Gubin. Upon the issuance of 1,833,333 additional shares of Company’s common stock to Gubin, and assuming no other issuance of shares of Company common stock, Gubin would own approximately 2,602,673 shares of the Company’s common stock, or 22.91% of the total shares then outstanding.

Why We Are Seeking Shareholder Approval

The Amendment is being submitted to the shareholders at the annual meeting to comply with the shareholder approval requirements of NASDAQ Rule 5635.

Under NASDAQ Rule 5635(b), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ (the “Change of Control Rule”). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

Under NASDAQ Rule 5635(d), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power of a company outstanding before the issuance (the “20% Rule”).

The Company’s Board of Directors has submitted this Proposal No. 2 to the Company’s shareholders for approval because the Change of Control Rule and the 20% Rule apply to issuance of the Company’s common stock in the Gubin Transaction. The extension of the outside closing date represents a material amendment to the Gubin Transaction which requires additional shareholder approval.

The Change of Control Rule applies because the number of shares to be purchased by Mr. Gubin exceeds 20% of the outstanding shares of the Company.

The 20% Rule applies because the shares to be sold to Mr. Gubin exceed twenty percent (20%) of the common stock of the shares of the Company outstanding before the issuance. The current closing price of the Company’s common stock is lower than the offering price of $1.20 per share in the Gubin Transaction.

The approval sought under this Proposal No. 2 will be effective to satisfy the shareholder approval required by the Change of Control Rule and the 20% Rule. Under the NASDAQ Rule 5635, the minimum vote which will constitute shareholder approval of this Proposal No. 2 is a majority of the total votes cast on the proposal in person or by proxy at the special meeting.

Background of the Transaction with Mr. Gubin

The principal reason for the issuance of shares under the Stock Purchase Agreement is to increase the capital of OptimumBank in order to assist it in meeting its regulatory capital requirements.

Starting in 2008 and continuing through 2013, the Bank has incurred substantial losses, primarily due to a high level of non-performing loans. The Company sustained net losses of $11.5 million in 2009, $8.5 million in 2010, $3.7 million in 2011, $4.7 million in 2012 and $7.1 million in 2013, and had a net income of $1.6 million in 2014. The prior net losses significantly reduced shareholders’ equity and the regulatory capital ratios for the Company and the Bank.

As a result of the losses incurred by the Bank and related operating issues, on April 14, 2010 the Bank consented to the issuance of an order (the “Consent Order”) by the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Florida Office of Financial Regulation. On February 28, 2014, the Bank agreed to the issuance of an Amended Consent Order by the FDIC and the OFR. On June 22, 2010 the Company entered into a written agreement with the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Amended Consent Order requires, among other things, that the Bank to achieve and maintain a tier 1 leverage capital ratio of at least 8.0% of the Bank’s total average assets and a total risk-based capital ratio of at least 12.0% of its total risk-weighted assets. At December 31, 2014 the Bank’s tier 1 leverage and total risk-based capital ratios were 6.95% and 10.67%, respectively. At December 31, 2014, the Bank would have needed approximately $1.2 million in additional regulatory capital to meet the total risk-based capital ratio required by the Amended Consent Order.

On October 25, 2011, the Company and Mr. Gubin entered into a Stock Purchase Agreement for the purchase of 1,687,500 shares (calculated on a post split basis) for a price of $1.60 per share. On March 22, 2013, the Company and Gubin agreed to amend this agreement by entering into the current Stock Purchase Agreement. The current Stock Purchase Agreement reduced the purchase price from $1.60 per share to $1.20 per share, increased the number of shares to be purchased from 1,687,500 to 1,833,333, and to extend the outside closing date to September 30, 2013. On April 4, 2014, 2014, the Company and Gubin agreed to amend the current Stock Purchase Agreement and to extend the outside closing date to April 30, 2015. This extension was approved by shareholders at the 2014 annual meeting.

Reason for the Gubin Transaction

The Company is seeking to complete the Gubin Transaction in order to assist the Bank in meeting the capital requirements of the Consent Order and to increase its lending and investment portfolio.

If the $2.2 million proceeds of the Gubin Transaction had been contributed to the Bank as of December 31, 3014, the Bank’s Tier 1 leverage and total risk-based capital ratios (on a pro forma basis) would have improved to 8.73% and 11.94%, respectively.

The actual improvement in the Bank’s capital ratios after the Gubin Transaction is completed will depend on the closing date of the Gubin Transaction, the amount of the Bank’s gains and/or losses between December 31, 2014 and the date of the closing, and the amount of any additional capital received from other sources.

The additional $2.2 million in capital from Mr. Gubin is expected to provide the Company and the Bank with additional working capital to implement the Bank’s business plan, including addressing non-performing loans and funding expanded lending and investment activities.

Reason for the Amendment

The Board has agreed to extend the outside closing date for the Gubin Transaction to April 15, 2016 in order to provide Mr. Gubin with additional time in which to obtain the regulatory approvals required for his purchase.

Registration Rights

Under the terms of the Stock Purchase Agreement, the Company has agreed to provide Gubin with certain limited registration rights. The Company has agreed to file a registration statement on Form S-3 as soon as practicable after the closing with respect to the shares sold to Mr. Gubin, and to use reasonable best efforts to make such registration statement become effective. The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended. The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information. The holder of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

Purchase Price of the Gubin Transaction

In approving the Amendment to the Stock Purchase Agreement, the Board considered the fairness, from a financial point of view, the price of $1.20 per share. The Board determined that the price was fair in light of the following factors:

—	The book value of the Company’s common stock at December 31, 2014, which was $.32 per share.

—	The Company’s need to raise capital to allow the Bank to meet the requirements of the Consent Order and implement its business plan.

—	The limited ability of the Company to obtain additional capital from other sources.

The Board did not engage any third parties to assist the Board in its review of the offering price due to the Company’s limited resources.

Vote Required and Recommendation of Board of Directors

Assuming the presence of a quorum, this Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENT TO THE STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND MR. GUBIN IN ORDER TO EXTEND THE OUTSIDE CLOSING DATE TO APRIL 15, 2016.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2011 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN

The Company has adopted the 2011 Equity Incentive Plan. The plan allows the Company to provide equity compensation to employees and directors, under a shareholder-approved plan, and enables the Company to attract and retain qualified persons to serve as directors and officers.

As of the date of this proxy statement, the Company has issued 465,684 shares under the plan. As a result, there are only 84,316 additional shares available for issuance under the plan.

The Board of Directors of the Company believes that equity compensation is a key aspect of the Company’s ability to attract and retain qualified directors and officers. During 2014, the Company issued 13,070 shares to Moishe Gubin, 9,603 shares to Joel Klein, and 7,603 shares to Sam Borek as part of their compensation for their services as Directors. Norman Ginsparg, a Director of the Bank, who is pending regulatory approval to be a Director of the Company, was issued 4,497 shares for his service as Director of the Bank. The Company expects to issue a similar number of shares in 2015.

The Board has approved an amendment to increase the aggregate number of shares of common stock authorized for issuance under the plan from 550,000 to 1,050,000 shares, subject to shareholder approval, in order to ensure that the Company is able to continue to grant equity compensation at levels determined appropriate by the Board.

Summary of the Plan

The principal features of the plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the plan is set forth in Appendix A to this proxy statement.

Plan Administration

The plan is administered by our Board of Directors, a majority of whom meet the NASDAQ standard for director independence, and/or our Board’s Compensation Committee, which consists of at least two members of the Board, each of whom meets the NASDAQ standard for director independence. The Board through its Compensation Committee, has the sole authority, among other things, to:

 •   Select participants and grant awards,

 •   Determine the number of shares to be subject to the types of awards,

•   Determine the terms and conditions upon which awards will be granted under the plan, including the vesting requirements of awards,

 •   Prescribe the form and terms of award agreements,

 •   Establish procedures and regulations for the administration of the plan,

 •   Interpret the plan, and

 •   Make all determinations necessary or advisable for administration of the plan.

Eligibility

The directors and employees of the Company and its subsidiaries are eligible to participate in the plan.

Awards

The plan provides for the grant of incentive and non-statutory options, bonus shares, restricted shares, and performance shares, as such terms are defined in the plan.

Shares Subject to the Plan

The plan currently authorizes the issuance of up to 550,000 shares of the Company common stock. If any shares are subject to an award under the plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the plan. Likewise, shares that are tendered to the Company by a participant as full or partial payment of the exercise price of any stock option granted under the plan or in payment of any withholding tax incurred in connection with any award under the plan will be available for issuance under the plan. The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Adjustments

In the event of a merger or consolidation (in each case where the shares of the Company are converted into stock and/or cash of another entity), or any corporate structure affecting Company common stock, adjustments and other substitutions will be made to the plan, including adjustments in the maximum number of shares subject to the plan and other numerical limitations. Adjustments will also be made to awards under the plan as the Board in its sole discretion deems equitable or appropriate.

Options

Incentive and non-statutory options to purchase shares of Company common stock may be granted under the plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board and/or Compensation Committee may determine or as may be required by applicable law. The price at which a share may be purchased under an option may not be less than the market value of a share on the date the option is granted. The plan permits the Board and/or Compensation Committee to establish the term of each option, but its term may not exceed ten years. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to the nearest whole share amount. Options may vest and become fully exercisable in the event a change in control occurs as described below. The plan contains various provisions governing the participant’s right to exercise an option upon the termination of the participant’s employment with the Company.

Restricted Stock

Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) of the death or disability of the participant. If a participant’s service with the Company is terminated, the participant will forfeit any unvested restricted stock (except in certain cases following a change in control).

Performance Share Awards

Other awards of Company common stock that are valued in whole or in part by reference to, or are otherwise based on, Company common stock or the attainment by the Company of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock awards are paid in shares of Company common stock. Shares granted as stock awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the payment of the performance shares in the name of the participant will be made at the end of the performance cycle.

Bonus Shares and Awards in Lieu of Obligations

Bonus share awards may be issued to participants as a bonus or in consideration for past services actually rendered for the Company, or in lieu of obligations of the Company to pay cash or deliver other property under the plan or under other plans or compensation arrangements. The bonus shares can be awarded under terms and agreements that are determined by the Compensation Committee and/or the Board.

Change in Control

Unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, in the event of a change in control of the Company, all outstanding stock options will become fully vested. If a participant’s service with the Company is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested.

A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 50% or more of the outstanding common stock; (ii) a merger in which the Company is not the surviving entity, or a sale by the Company or the Bank of all or substantially all of its assets; or (iii) the acquisition by any person or group by means of a merger, consolidation or purchase of 80% or more of its outstanding shares.

Effective Date, Term, Amendment and, Termination

The plan became effective in 2011 and will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the plan is terminated by the Board of Directors in accordance with its terms or (c) the tenth anniversary of such shareholder approval.

Termination will not affect grants and awards then outstanding under the plan. The Board of Directors may terminate or amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, NASDAQ rules, or other applicable law. No termination, amendment or modification of the plan may in any manner affect any award previously granted under the plan without the consent of the participant to whom the award was granted or the transferee of the award.

Restriction on Transfer

Awards granted under the plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family, to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only trusts.

Other Provisions

The Board may establish procedures providing for the delivery of shares of Company common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences

Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, restricted stock, bonus shares and performance share awards:

Upon exercising a non-statutory option, a participant must recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. Upon sale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as a long-term capital gain (loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain (loss). If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. The Company will be entitled to a deduction for the same amount. If compensation is recognized and the stock is sold, any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will create an adjusted tax basis for alternative minimum tax purposes different from regular tax purposes in the stock equal to the fair market value on date of exercise.

Recipients of restricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of Company common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may, however, elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted stock awards in the year in which such amounts are included in income.

Performance share and bonus share awards result in the recognition of ordinary income in an amount equal to the fair market value of shares of Company common stock paid to participants. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by plan participants. The Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its covered executives. Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by shareholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

Other Information

The Board has not made any determination as to the allocation of benefits or amounts under the plan if approved by shareholders. If the plan is not approved by shareholders, the Board of Directors will consider other alternatives for performance-based compensation. The plan is not exclusive and does not limit the authority of the Board or its Committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of Board of Directors

Assuming the presence of a quorum, this Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER COMPANY’S 2011 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith PA (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2015, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate governance

Assuming the presence of a quorum, this Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2014 with Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith PA, communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith PA has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith PA, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and selected Hacker, Johnson & Smith PA as the Company’s independent auditor for 2015.

AUDIT COMMITTEE

Joel Klein, Chair

Moishe Gubin

INDEPENDENT ACCOUNTANTS

Hacker Johnson, the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2014.

Audit and Tax Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith PA and Crowe Horwath PA for professional services rendered for the year ended December 31, 2014 and Hacker, Johnson & Smith for the year ended 2013:

Fee Category	2014 Fees	2013 Fees

Audit Fees	$63,000	$63,000

Tax Fees	$9,000	$7,000

Total Fees	$72,000	$70,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, PA in connection with statutory and regulatory filings or engagements.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

Pre-approved Services. Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith PA, independent public auditors for the Company for 2014 and the current year, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

EXECUTIVE OFFICERS

Executive Officers of the Company

The Board of Directors is seeking to appoint Moishe Gubin as the Company’s Chief Executive Officer. Mr. Gubin has submitted requests for the required regulatory approvals to serve as Chief Executive Officer of the Company. These requests are currently pending.

In the interim, Thomas Procelli, the Bank’s Chief Operating Officer and Executive Vice President, has been performing the functions of the Company’s principal executive officer and principal financial officer authorized by the Company Board of Directors.

Executive Officers of the Bank

The executive officers of the Bank are Timothy Terry, President and Chief Executive Officer of the Bank, Jeffry Wagner, Chief Financial Officer of the Bank, Thomas A. Procelli, Executive Vice President and Chief Operating Officer, and Jeff Cannon, Executive Vice President, Chief Lending Officer, and Chief Credit Officer. The background of each of these executive officers is set forth below.

Timothy Terry, age 59, was appointed President and Chief Executive Officer of the Bank in February 2013. Mr. Terry has been in banking for 34 years and most recently served as President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

Jeffry Wagner, age 60, was appointed Executive Vice President and Chief Financial Officer of the Bank in March 2013. Mr. Wagner has been in banking for 33 years and most recently served as CFO at Florida Business Bank in Melbourne, Florida. During the 22 year period from 1980 to 2002, Mr. Wagner worked at Huntington Bank, eventually rising to SVP and Director of Profitability and Analysis at the Holding Company level. Mr. Wagner’s experience includes: mergers and acquisitions, strategic planning and corporate restructuring. He also developed Huntington’s integrated CRM solution. Mr. Wagner received his BSBA degree in Finance and International Business from Bowling Green State University. He is an officer and trustee, and past treasurer, of the Reeves Foundation. The Reeves Foundation is one of the largest private foundations in Ohio. Mr. Wagner has been a frequent speaker at conferences covering customer profitability, and appeared in numerous trade publications along with the Wall Street Journal on topics related to finance and technology.

Thomas A. Procelli, age 60, has served as the Executive Vice President and Chief Operating Officer of OptimumBank since its inception in October 2000 and as a director of OptimumBank since October 2012. Mr. Procelli has been in banking for 34 years and has a diverse background in operations, information systems, compliance and audit. Prior to his service with OptimumBank, he was Executive Vice President and Operations Officer for Enterprise National Bank of Palm Beach, located in Palm Beach Gardens, Florida, from March 1998 to August, 2000. Responsibilities included back office operations, information technology, and regulatory compliance. From 1997 to 1998, Mr. Procelli worked as a project manager for Fiserv - Mortgage

Products Division of Fort Lauderdale, Florida and as an independent consultant for BankUnited, FSB of Coral Gables, Florida. From 1992 to 1996, Mr. Procelli served as Director of Data Processing for Suncoast Savings and Loan Association of Hollywood, Florida. In 1991, Mr. Procelli worked as a contingency planning consultant for Consolidated Bank located in Hialeah, Florida. During the ten year period of 1980 to 1990, Mr. Procelli was employed nine years with American Savings and Loan Association, FSB, of Miami, Florida, serving finally as Vice President of Corporate Development after managing several other departments, including Office Automation, Methods and Analysis, and Information Systems Auditing. In 1985, Mr. Procelli served as the Manager of the Computer Audit Assistance Group for the West Palm Beach, Florida office of the public accounting firm of Coopers & Lybrand. Prior to 1980, Mr. Procelli held auditing positions at Intercontinental Bank, Miami Beach, Florida; European American Bank, New York; and, National Westminster Bank USA, New York. Mr. Procelli received his MBA in finance in 1979 and his BBA degree in accounting in 1976 from Hofstra University located in Hempstead, New York.

Jeff Cannon, age 54, joined OptimumBank in May 2012 as Executive Vice President and Chief Lending Officer. Mr. Cannon is a highly experienced lender with 25 years of experience in the South Florida market. He has a proven track record in generating and maintaining strong client relationships in loan and deposit production, as well as successfully managing professional and administrative staff. He previously served as Executive Vice President - Commercial Banking Executive for CNL Bank in South Florida, and held senior lending positions at Regions Bank, Southtrust Bank N.A., First Union National Bank and Barnett Bank. Mr. Cannon received his BSBA degree in finance and real estate from Washington University located in St. Louis, Missouri and his MBA in finance from Florida Atlantic University located in Boca Raton, Florida. He is Series 79 and 63 Investment Banking and Florida Real Estate Sales Associate licensed.

EXECUTIVE COMPENSATION

The Company did not pay any compensation to officers in 2014. The following table shows the compensation paid by the Bank for 2014 and 2013 to its executive officers whose total compensation exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation($)	Total Compensation ($)

Thomas A. Procelli Executive Vice President and Chief Operating Officer	2014 2013	144,200 144,200	0 0	0 0	144,200 144,200

Jeffrey Cannon Executive Vice President and Chief Lending Officer	2014 2013	180,000 180,000	0 0	0 0	180,000 180,000

Timothy Terry President and Chief Executive Officer	2014 2013	225,000 203,257	0 0	8,400 2,800	233,400 206,057

Jeffry Wagner Executive Vice President and Chief Financial Officer	2014 2013	125,000 101,326	0 0	0 0	125,000 101,326

Stock Options

No stock options were granted to any of the executive officers in 2014.

The following table sets forth certain information about the stock options held by the Company’s executive officers at December 31, 2014.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options at 12/31/14 (#) Exercisable	Number of Securities Underlying Unexercised Options at 12/31/14 (#) Unexercisable	Option Exercise Price($)	Option Expiration Date

Thomas Procelli	12/29/05	380	0	145.12	12/28/15

Jeffrey Cannon	—	—	—	—	—

Timothy Terry	—	—	—	—	—

Jeffrey Wagner	—	—	—	—	—

Director Compensation

Each non-executive director receives compensation for serving on the Board of Directors and committees of the Board. The Chairman receives $1,500 for each Board meeting attended, and all other directors receive $1,000 for each Board meeting attended. These amounts are payable 25% in cash, and 75% in shares of the Company’s common stock (based on the fair market value on the date of grant). For Audit Committee meetings, the Chairman receives compensation of $250 for each meeting attended, and the members receive $200, all of which are payable in shares of the Company’s common stock (based on the fair market value on the date of grant). For Compensation Committee meetings, the Chairman receives compensation of $125 for each meeting attended and the other members receive $100, all of which are payable in shares of the Company’s common stock (based on the fair market value on the date of grant).

	Director Compensation Table For 2014
Name	Cash Compensation($)	Stock Awards($)(1)	All Other Compensation	Total($)

Sam Borek (2)	2,500	9,103		11,603
Moishe Gubin	4,500	15,303		19,803
Joel Klein	3,000	11,253		14,253

Norman Ginsparg	1,750	5,251		7,001

(1)    The amounts in this column represent the fair value of the stock grants made to the directors in payment of a portion of their directors’ fees in 2014.

(2)    Sam Borek passed away on December 12, 2014.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2013 were made on a timely basis.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of March 27, 2015, for:

•	each of the Company’s directors and executive officers;

•	all of the Company’s directors and executive officers as a group; and

•	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

Name of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Class(1)

Directors and Executive Officers*

Moishe Gubin, Director	834,718	(2)	8.76%

Joel Klein, Director	227,364		2.39%

Norman Ginsparg, Director	19,497		.20%

Thomas A. Procelli, Executive Vice President	7,379	(3)	.08%

Jeff Cannon, Executive Vice President	0		0

Timothy Terry, President and Chief Executive Officer	0		0

Jeffrey Wagner, Chief Financial Officer	0		0

All directors and executive officers as a group	1,088,958	(4)	11.43%

Other Greater than 5% Shareholders

A&F Realty 2722 Tucker Drive, South Bend, Indiana 46624	776,251		8.15%

Ari Haas 6028 N. Monticello Chicago, Illinois 60659	750,000		7.87%

* The address of each of the Company’s directors and executive officers is OptimumBank Holdings, Inc., 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

(1)	Based on 9,527,459 shares of common stock outstanding on March 27, 2015.

(2)

Mr. Gubin and the Company have entered into a Stock Purchase Agreement, pursuant to which he has agreed to purchase 1,833,333 shares, subject to shareholder and regulatory approval. See Proposal No. 2 for additional information on this purchase.

(3)	Includes 380 shares that Mr. Procelli is entitled to purchase under outstanding options.
(4)	Includes 380 shares that may be purchased under outstanding options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are transactions since January 1, 2014, or proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

Consumer Loan to Michael D. and Jessica K. Browdy

In January 2009, the Company made a $60,000 consumer loan to Michael D. Browdy and Jessica K. Browdy, the son and daughter-in law of Richard L. Browdy, a former director and executive officer. The Company took as additional collateral a second mortgage on the borrower’s primary residence. The interest rate was 6.0% and the term was five years amortized over 30 years. This loan was paid off on February 1, 2014. This loan was made on the same terms and conditions as those prevailing at the time for unrelated third parties.

First Mortgage Loan to Michel Vogel and Samra Vogel

The Bank had an outstanding first mortgage loan to Michel Vogel and his wife, Samra Vogel, the son-in-law and daughter, respectively, of Richard L. Browdy, secured by their primary residence. The loan was originated in June 2004, with an original loan balance of $216,000. In July 2014 the Bank completed foreclosure proceedings and title was transferred to the Bank. The property was subsequently sold on February 4, 2015.

Moishe Gubin Transactions

1.  Chabad Lubavitch of Southwest Broward, Inc. (“Chabad”).  On January 1, 2001, Chabad executed that certain Adjustable Rate Note in favor of the Bank in the principal amount of $105,400.24 (the “Loan”). Chabad failed to make full payment of the Loan on the maturity date. In an effort to remove a troubled loan from the Bank, the Loan was sold to SAVE COFLL, LLC (“COFFL”) in December 2013. The purchase price of the Loan was $77,765.18, which was the amount due and payable on the Loan on the date of closing. Director, Moishe Gubin, Director, Joel

Klein, and Seth Gillman, a Director at that time, each had an ownership membership interest in COFLL at the time of the closing on the Loan. The sale was recommended by management and approved by the Board.

2.        Moishe Gubin Line of Credit. On June 24, 2014 the Bank provided a line of credit to Moishe Gubin, Director at the time of origination. The amount of the line of credit is $100,000 and secured by various depository accounts maintained with the Bank. The line of credit is used to offset potential overdrafts in other Moishe Gubin related depository accounts with the Bank. The loan is for a one year term, with annual renewal. The interest rate is an adjustable rate tied to the Bank’s Prime Rate with a current rate of 3.25%. Regulation O is applicable to this loan as Mr. Gubin is Chairman of the Board of the Bank. This loan was approved by the full Board in accordance with Florida Statute Section 655.0386 since Mr. Gubin is a “financial institution-affiliated party” under F.S. 655.0386. In addition, this loan is subject to SOX Section 402 as a loan to a director and Mr. Gubin has independently qualified for the loan and it was made in the ordinary course of the bank’s business; of a type generally made available by the issuer to the public; and made by the issuer on market terms, or terms that are no more favorable than those offered to the general public for such extensions of credit.

3.            Keser Holdings, LLC.  On November 8, 2011 the Bank made a loan to Keser Holdings, LLC, the guarantor of which was Moishe Gubin, Director. The loan amount was $305,000 and was a cash-out refinance of an investment property. The loan was for a term of three years with an LTV at closing of 60%, at an interest rate of 5% and payments amortizing on a 25 year basis. Regulation O is applicable to this loan as Mr. Gubin is a director of the Bank. This loan was approved by the full Board in accordance with Florida Statute Section 655.0386 since Mr. Gubin is a “financial institution-affiliated party” under F.S. 655.0386. This loan was not prohibited by SOX Section 402 because Mr. Gubin independently qualified for the loan and it was made in the ordinary course of the bank’s business, of a type generally made available by the issuer to the public, and made by the issuer on market terms, or terms that are no more favorable than those offered to the general public for such extensions of credit. This loan was found to be in violation of Regulation O by the regulators. To remedy this violation, in March 2014, Mr. Gubin executed a Hypothecation Agreement by which he pledged cash collateral in the outstanding amount of the Loan and his Guaranty of the Loan was terminated. The Hypothecation Agreement was approved by the Board.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2016 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than December 9, 2015, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2016 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by February 22, 2016, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address,

occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. Requests should be sent to OptimumBank Holdings, Inc., Attn: Anya Broadhurst, 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308. Our proxy statement, annual reports on form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet or Telephone—QUICK EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail
OPTIMUMBANK HOLDINGS, INC.
Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 27, 2015.
INTERNET/MOBILE –www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.
PROXY
FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.’S BOARD OF DIRECTORS.
Please mark your votes like this
WITHOUT FOR
FOR AUTHORITY ALL
1. To elect two directors.
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
NOMINEES:
01 Moishe Gubin, 02 Joel Klein
2. To approve the amendment to the FOR AGAINST ABSTAIN
Stock Purchase Agreement between
the Company and Mr. Gubin in order to
extend the outside closing date to
April 15, 2016.
3. To approve an amendment to the FOR AGAINST ABSTAIN
Company’s 2011 Equity Incentive Plan
to increase the maximum number of
shares that may be issued under the plan
from 550,000 shares to 1,050,000 shares.
4. To ratify the appointment of Hacker, FOR AGAINST ABSTAIN
Johnson & Smith PA as the Company’s
independent auditor for ?scal year 2015.
5. To transact such other business as may properly come before the
Annual Meeting
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Signature            Signature, if held jointly            Date            , 2015.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
OPTIMUMBANK HOLDINGS, INC.
PROXY
FOR 2015 ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints MOISHE GUBIN and JOEL KLEIN, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the executive of?ces of OptimumBank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on April 28, 2015, at 10:00 a.m. or any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.
(CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)